Exhibit 4.3

_______, ____

WARRANT TO PURCHASE COMMON STOCK
OF
GELESIS HOLDINGS INC.

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Gelesis Holdings Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received and in accordance with that certain Short Term Promissory Note, dated as of June __, 2022, by and between the Company and [__________] (the “Holder”), the Holder is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time on or after the date hereof and on or prior to the Expiration Date (as defined below), the Warrant Shares at a price per share equal to the Exercise Price.

This Warrant is one in a series of such Warrants that may be issued by the Company on substantially the same terms prior to, on or following the date hereof, pursuant to a series of Short Term Promissory Notes issued by the Company on or about June __, 2022 (the “Notes”). The holders of the Notes representing at least eighty-five percent (85%) of the then outstanding principal amount of all Notes are referred to herein as the “Majority Holders”.

Section 1.
Exercise; Exchange of Warrant.
1.1
Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, at any time on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder on or before the Expiration Date and (ii) by tendering payment of the aggregate Exercise Price for the Warrant Shares in lawful money of the United States by wire transfer of immediately available funds.
1.2
When Exercise is Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which both of the following conditions have been satisfied: (a) this Warrant shall be surrendered or deemed to have been surrendered to the Company as provided in Section 1.1 and (b) the Company shall have received the aggregate Exercise Price for the Warrant Shares.

1.3
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round down to the next whole share
1.4
Automatic Exercise Upon a Change of Control Transaction.
(a)
Notwithstanding any other provision in this Warrant, in the event of a Change of Control Transaction where for any reason this Warrant has not been fully exercised prior to the consummation thereof, then, effective immediately prior to the consummation of such Change of Control Transaction, this Warrant shall no longer be exercisable for the Warrant Shares and shall be automatically exchanged, without any action by any party, for an amount of consideration equal to the difference of (i) the Gross Consideration minus (ii) the aggregate Change of Control Exercise Price (such consideration, the “Sale Consideration”, and such exchange, the “Automatic Exchange”).
(b)
Upon the consummation of a Change of Control Transaction, this Warrant shall represent only the right to receive the Sale Consideration, when, as and if received by the other holders of shares of the Common Stock of the Company. To receive the Sale Consideration, the Holder shall deliver this Warrant, or an affidavit of lost warrant, if applicable, to the Company (or the surviving entity, as applicable) and upon receipt of this Warrant or such document, the Company (or the surviving entity, as applicable) shall deliver the Sale Consideration to the Holder; provided, that any failure by the Holder to so deliver this Warrant or such document shall have no effect upon the Automatic Exchange and this Warrant shall be deemed to have been exchanged for the Sale Consideration effective upon the consummation of such Change of Control Transaction irrespective of whether this Warrant shall be so delivered.
(c)
Notwithstanding anything to the contrary in this Section 1.3, in the event that some or all of the consideration payable in any Change of Control Transaction is payable only upon satisfaction of contingencies (including, without limitation, earn-outs, escrows and holdbacks) (the “Additional Consideration”), the Sale Consideration that is Additional Consideration shall only be paid to the Holder at such time that the Additional Consideration is paid or otherwise released to the equityholders of the Company.
1.5
Delivery on Exercise. As soon as practicable (and in no event later than 10 days) after the exercise of this Warrant pursuant to Section 1.1, the Company will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Warrant Shares.
1.6
Adjustments in Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:
(a)
Subdivisions, Combinations and Other Issuances. If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of shares of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 1.6(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 1.6(a).
(b)
Merger, Consolidation, Reclassification, Reorganization, Recapitalization, Etc. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company (other than a Change of Control Transaction contemplated by Section 1.4), then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Holder would have been entitled if, immediately prior to such event, the Holder had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. Except in a Change of Control transaction as contemplated by Section 1.4, the Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.
(c)
No Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value of a share of Common Stock as determined in the reasonable discretion of the Company’s Board of Directors, less (ii) the then-effective Exercise Price.
(d)
Notice/Certificate as to Adjustments. Upon each adjustment of the Exercise Price and/or number of shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Exercise Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer or person performing an equivalent function, including computations of such adjustment and the Exercise Price and number of Shares in effect upon the date of such adjustment.

Section 2.
Covenants of the Company.
2.1
During the period within which this Warrant may be exercised, the Company shall reserve and keep available for the Holder out of its authorized and unissued shares of Common Stock shares of Common Stock solely for the purpose of issuance upon exercise of this Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder.
2.2
Notices of Record Date, Etc. In the event of any potential:
(a)
taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution;
(b)
consummation of any Change of Control Transaction or any reclassification or recapitalization of the Common Stock (collectively, a “Corporate Transaction”); or
(c)
any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in each such case, the Company will mail to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution, and (ii) the date on which any such Corporate Transaction, dissolution, liquidation or winding- up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares for securities or other property (including, without limitation, cash) deliverable on such Corporate Transaction, dissolution, liquidation or winding-up.

Section 3.
Miscellaneous.
3.1
Definitions.

“Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in New York, New York.

“Change of Control Transaction” means a sale, lease, exchange, exclusive license, transfer or other disposition of all or substantially all of the Property, assets, or business of the Company, or a merger or consolidation with or into any other entity or other business transaction or series of transactions: (i) that yields a Gross Consideration greater than the aggregate Exercise Price (as appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar transactions after the date hereof and as reflected in the applicable Change of Control Transaction definitive agreement and related documentation) and (ii) as a result of which the stockholders of the Company immediately prior to such transaction would hold less than a majority of the voting equity interests of the Company (or its successor, as applicable) after such transaction.

“Change of Control Exercise Price” means a price per share equal to the Exercise Price in cash; provided, however, in the event that the Change of Control Transaction includes any non-cash consideration to be paid in respect of the capital stock of the Company, then the Change of Control Exercise Price shall be a price per share equal to the Exercise Price in the form of each type of consideration to be paid in respect of the Warrant Shares (assuming for this purpose that the Warrant Shares are issued and outstanding as of immediately prior to the consummation of such Change of Control Transaction), allocated on a pro rata basis based on the allocation of each type of consideration that is payable with respect to a share of Common Stock pursuant to such Change of Control Transaction. In connection therewith, each non-cash type of consideration will be valued at the same value as such type of non-cash consideration is valued pursuant to the definitive agreements related to such Change of Control Transaction, or, in the absence of such value being set forth in such definitive agreements, as determined in good faith and approved by the Board of Directors of the Company.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Exercise Price” means $0.01 per share of Common Stock, as may be adjusted as set forth herein.

“Expiration Date” means 5:00 p.m. eastern time on the date that is 10 years from the date hereof, without prejudice to the regime applicable in case of Change of Control Transaction and Automatic Exchange under Section 1.3.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any central bank, stock exchange, regulatory body, arbitrator, public sector entity and any self-regulatory organization.

“Gross Consideration” means the gross amount and form of consideration on a per share basis that would be received in respect of each share of Common Stock as reflected in the applicable Change of Control Transaction definitive agreement and related documentation assuming that all Warrant Shares were issued and outstanding as of immediately prior to the consummation of such Change of Control Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant Shares” means a number of shares of Common Stock equal to (a) (i) 0.2 multiplied by (ii) the amount of outstanding principal and interest under the Note as of the date of conversion to Common Stock pursuant to Section 5(y) thereof, divided by (b) the volume weighted average price of each share of the Common Stock, as reported by the New York Stock Exchange, for the last five (5) trading days occurring immediately prior to the Exercise Date.

3.2
Notice; Generally. Any notice or demand which, by any provision herein, document or instrument executed pursuant hereto, except as otherwise provided herein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered in hand, by facsimile transmission with receipt acknowledged or by express delivery providing receipt of delivery, to the addresses and numbers set forth on the signature pages or such other address or facsimile number as such party may hereafter specify for the purpose of receiving notice hereunder.
3.3
Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and, if requested in the case of any such loss, theft or destruction, upon delivery of an affidavit of loss reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed, which shall, in place of the Warrant so lost, stolen, mutilated or destroyed, be deemed an original contractual obligation of the Company.
3.4
Governing Law. This Warrant is governed by the laws of the State of Delaware without giving effect to any choice of law rules thereof.
3.5
Waiver of Jury Trial. To the fullest extent permitted by law, each of the Company and the Holder waive any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of this Warrant.
3.6
Severability; Section Headings. Wherever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant. Section headings herein are for convenience only and are not controlling.
3.7
Counterparts; Fax Signatures. This Warrant may be executed in any number of counterparts (whether facsimile or original), each of which shall be deemed an original as to the party whose signature appears thereon and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.8
Confidentiality. This Warrant is confidential and will not be disclosed to any third party (other than the Company’s and the Holder’s respective affiliates, investors, acquirers, underwriters, attorneys, accountants, auditors, or other advisors that in each case are under an obligation of confidentiality, or governmental authorities) except as required for tax purposes, or as required by law.
3.9
Assignment. This Warrant and the Warrant Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except with each of the Company’s and the Majority Holder’s consent and in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
3.10
No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of this Warrant.
3.11
Waivers and Consents; Amendments. The respective rights and obligations of the Company and the Holder may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only upon the written consent of the Company and the Majority Holders (and any such waiver or amendment consented to in writing by the Majority Holders shall be effective with respect to all Holders). No delay or omission of Holder to exercise any right, shall impair any such right or shall be construed to be a waiver of any right hereunder. Unless waived by the Majority Holders on behalf of all Holders, in which case such waiver shall be valid with respect to all Holders, no waiver of any kind shall be valid unless in writing and signed by the party waiving such rights or remedies.
3.12
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
3.13
Other Definitional Provisions.
(a)
Except as otherwise specified herein, all references herein:
(i)
to any Person other than the Company, shall be deemed to include such Person’s successors and assigns;
(ii)
to the Company shall be deemed to include the Company’s successors; and
(iii)
to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.
(b)
When used in this Warrant, the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.
(c)
Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

“Company”

Gelesis Holdings, Inc.

By:
Name:
Title:

Address:

501 Boylston Street, Suite 6102
Boston, MA 02216

“Holder”

[_________________________________]

By:
Name:
Title:

Address:

[Address 1]

[Address 2]

EXHIBIT A

Notice of Exercise

TO: Gelesis Holdings Inc.

The undersigned hereby elects to purchase the Warrant Shares (as defined in that certain Warrant, dated as of ______, 2022, issued by Gelesis Holdings Inc., a Delaware corporation (the “Company”), to the undersigned), and tenders herewith payment of the Warrant Price in full.

(Date)

(Signature)

(Print Name)

(Address)